Exhibit 99.1

EPR Properties Announces Expiration of Tender Offer

for Any and All of Its Outstanding 5.750% Senior Notes Due 2022

and Delivery of Notice of Redemption for Remaining 5.750% Senior Notes Due 2022

KANSAS CITY, Mo. – August 15, 2019 – EPR Properties (NYSE:EPR) (the “Company”) announced today the expiration of the previously announced cash tender offer by the Company for any and all of its outstanding 5.750% Senior Notes due 2022 (CUSIP No. 29380T AT2) (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 8, 2019 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.” As of the expiration of the Offer at 5:00 p.m., New York City time, on August 14, 2019 (the “Expiration Time”), $217,661,000, or 62.19%, of the $350,000,000 aggregate principal amount of the Notes had been validly tendered and delivered (and not validly withdrawn), excluding Notes tendered pursuant to a Notice of Guaranteed Delivery in the Offer at or prior to the Expiration Time. Payment for the Notes purchased pursuant to the Offer is intended to be made on or around August 15, 2019 (the “Settlement Date”), and payment for the Notes tendered pursuant to a Notice of Guaranteed Delivery and purchased pursuant to the Offer is intended to be made on or around August 19, 2019 (the “Guaranteed Delivery Settlement Date”).

The “Tender Offer Consideration” will be $1,107.49 for each $1,000 principal amount of Notes, plus accrued and unpaid interest, if any, up to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable.

The Offer was made pursuant to the Offer to Purchase and the Notice of Guaranteed Delivery. Citigroup Global Markets Inc. acted as the dealer manager for the Offer.

Additionally, the Company announced today that it will redeem all of the remaining outstanding Notes that were not tendered in the Offer. The redemption date has been set for September 16, 2019. In accordance with the redemption provisions of the Notes and the Indenture, dated as of August 8, 2012 (the “Indenture”), by and among the Company and U.S. Bank National Association, the Notes will be redeemed at a price equal to the principal amount of the Notes plus an applicable premium calculated pursuant to the terms of the Indenture, together with accrued and unpaid interest, if any, up to, but not including, the redemption date.

The Offer and redemption will be funded from a portion of the net proceeds from the previously announced issuance and sale by the Company of its 3.750% Senior Notes due 2029.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Citigroup Global Markets Inc. or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About EPR Properties

EPR Properties is a specialty real estate investment trust (REIT) that invests in properties in select market segments which require unique industry knowledge, while offering the potential for stable and attractive returns. Our total investments exceed $7.3 billion and our primary investment segments are Entertainment, Recreation and Education. We adhere to rigorous underwriting and investing criteria centered on key industry and property level cash flow standards. We believe our focused niche approach provides a competitive advantage, and the potential for higher growth and better yields.

Contact

EPR Properties

Brian Moriarty 1-888-EPR-REIT

Vice President – Corporate Communications

brianm@eprkc.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those regarding timing and consummation of the purchase of the Notes and risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the purchase of the Notes. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” “may” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties, including, without limitation, the risks and uncertainties detailed in the Offer Documents and the Company’s filings with the Securities and Exchange Commission. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and, to the extent applicable, our subsequent Quarterly Reports on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.